SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2008

General Environmental Management, Inc.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	33-55254-38 (Commission File Number)	87-0485313 (IRS Employer Identification No.)

3191 TEMPLE AVENUE, SUITE 250 POMONA, CALIFORNIA, 91768
(Address of principal executive offices) (Zip Code)

909-444-9500
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Current  Report on Form  8-K/A  amends  Item 9.01 of the  Current Report on Form 8-K filed with the Securities and Exchange Commission on September 24, 2008 (the "Form 8-K"),  regarding  required financial statements of the business acquired and pro forma financial statements required by Article 11 of Regulation S-X.

The Form 8-K is hereby amended to insert those items as set forth herein.

Item 1.01   Entry into a Material Definitive Agreement

On August 31, 2008, the General Environmental Management, Inc. (the “Company”) entered into a Stock Purchase Agreement  ("Agreement") with Island Environmental Services, Inc. (a California corporation) of Pomona, California ("Island"), a privately held company, pursuant to which the Company acquired all of the issued and outstanding common stock of Island, a California-based provider of hazardous and non-hazardous waste removal and remediation services to a variety of private and public sector establishments.  In consideration of the acquisition of the issued and outstanding common stock of Island, the Company paid $2.25 million in cash to the stockholders of Island and issued $1.25 million in three year promissory notes.

As a result of the Agreement, Island became a wholly-owned subsidiary of the Company.

Item 9.01   Financial Statements and Exhibits.

Exhibit Number	Descriptions

10.39	Financial Statements and Auditor’s Report for Island Environmental Services, Inc. for the Year Ended December 31, 2007 and the eight months ended August 31, 2008 and 2007 (Unaudited)

10.40	Pro Forma unaudited Financial Statements
Unaudited Pro Forma Condensed Combined Balance Sheet as of August 31, 2008
Unaudited Pro Forma Condensed Combined Statements of Operations as of August 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL ENVIRONMENTAL MANAGEMENT, INC. (Registrant)

Date: December 23, 2009	By:	/s/ Brett M. Clark
Brett M. Clark Chief Financial Officer

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